Exhibit 99.1

FIFTH AMENDMENT TO PROGRAM AGREEMENT

among

SAKS INCORPORATED

Jackson Office Properties, INC.

and

HSBC BANK Nevada, National Association

Dated as of

October 19, 2009

FIFTH AMENDMENT TO PROGRAM AGREEMENT

This Fifth Amendment to Program Agreement (the “Amendment”) is made and entered into as of the 19th day of October, 2009 by and among Saks Incorporated (“Saks”), Jackson Office Properties, Inc., successor in interest to McRae’s, Inc. (together with Saks, the “Saks Companies”), and HSBC Bank Nevada, National Association (“HSBC”) with respect to that certain Program Agreement dated as of April 15, 2003, as amended (the “Agreement”), by and between HSBC and the Saks Companies (together, HSBC and the Saks Companies are the “Parties”);

WHEREAS, HSBC has proposed Structural Changes, as well as changes to the Underwriting and Credit Policy (as defined in the Agreement to include, without limitation, credit underwriting criteria and risk management policies) and to credit terms (including late fee grace periods, annual percentage rates, and late fees); and the Parties have negotiated over such changes at length, with the advice of counsel, and in good faith, and the Parties have participated in meetings of the Operating Committee to discuss such changes; and the Parties’ shared intent in entering the Amendment is to reflect therein the agreed-upon changes in these aspects of the Agreement and of their relationship; and

WHEREAS, pursuant to the Amendment, the Parties desire to amend the Agreement;

NOW THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Agreement as follows, effective immediately (unless otherwise specified below), and through and including the end of the Term:

1. Added to existing Section 1.01 of the Agreement shall be the following defined terms:

“All references to the year ‘2010’ shall mean February 1, 2010 through December 31, 2010, and all references to the year ‘2013’ shall mean January 1, 2013 through April 15, 2013. All references to the years ‘2011’ and ‘2012’ shall mean normal calendar years starting on January 1 and ending on December 31 of the given year.”

“‘Allowance Rate’ shall mean (Average Non-Promotional Yield) x (1 – Total Share Percentage).”

“‘Average Non-Promotional Yield’ shall mean total annual finance charges assessed (net of waivers) on Non-Promotional Balances divided by annual average of daily Non-Promotional Balances.”

“‘Gross Charge-Off Rate’ shall mean, for any period, Gross Charge-Offs over private label credit card average daily balance.”

“‘Gross Charge-Offs’ shall mean any charged-off principal plus charged-off fees and finance charges for a given period.”

“‘Non-Promotional Balances’ shall mean any balance that is not considered part of the Promotional Balance.”

“‘Promotional Balance’ shall mean any balance that is in any type of promotional rate program, including, without limitation, programs offering one or more of the following: (a) no interest, with or without pay (b) “same as cash” with or without pay promotions, and (c) equal pay promotions.”

“‘Promotional Mix’ shall mean the annual average of daily Promotional Balances as a proportion of annual average private label credit card balances.”

“‘SEC’ shall mean the United States Securities and Exchange Commission.”

“The definition of “Stores” in Section 1.01 of the Agreement shall be deleted and replaced by the following: ‘Stores’ shall mean, at any time, the Saks Fifth Avenue and Off 5 th retail stores then operated by the Saks Companies or their Affiliates and located in the United States, together with any other stores then operated by the Saks Companies or their Affiliates that have been added to the Program as provided in Section 9.03 or Section 9.04 of the Agreement and remain subject thereto. “Store” shall also include (i) any location or operation which sells Merchandise and/or Services by mail order or over the telephone or internet (including through third-party internet portals to which one or more of the aforementioned Stores operated by the Saks Companies are linked) using one or more Saks Marks and (ii) any department within a Store location operated by an unrelated party pursuant to a license from the Saks Companies or their Affiliates.”

“‘Structural Changes’ shall mean changes to the financial aspects of the Agreement, including any exchange of funds between the Parties except for the settlement of sales. It also includes loss sharing and/or RAM sharing. HSBC’s ability to make changes to the Underwriting and Credit Policy pursuant to Section3.04(c) of the Agreement is specifically excluded from this definition.”

“‘Total Share Percentage’ shall mean 7.53% plus additional revenue sharing from HSBC to the Saks Companies as defined in paragraphs 2 and 3 of the Amendment.”

2. Added to the end of existing Section 5.01 of the Agreement shall be the following:

“(d) Effective 2010, the Program Fee Percentage shall be increased as described in Schedule 5.01(d)(1) hereto. Effective 2010, the Saks Companies shall pay HSBC a share of Gross Charge-Offs net of recoveries. If the Saks Companies owe payment to HSBC pursuant to this subsection, then that payment shall not exceed the amounts set forth in Schedule 5.01(d)(2) hereto. All settlements of funds pursuant to this subsection shall occur on a monthly basis consistent with Section 5.01(a) of the Agreement.”

3. Added as new Section 5.04 of the Agreement shall be the following:

“Incremental Revenue Share. Effective 2010, if the Gross Charge-Off Rate, net of recoveries, for any calendar year is less than the forecast for that corresponding year as set forth in Schedule 5.04(a) hereto, then HSBC shall pay the Saks Companies an incremental share of Net Finance Charges, based upon the level of variation from forecast as set forth in Schedule 5.04(b) hereto. All settlements of funds pursuant to this subsection shall occur on an annual basis within 30 days after the end of the year or at the end of the Term, whichever is sooner.”

4. Added to the end of existing Section 3.04(a) of the Agreement shall be the following:

“(i) The current charge-off policy as applied to the Accounts shall remain unchanged through the end of the Term, subject to any change in applicable law which requires a change in the charge-off policy, in which case the Parties shall agree to re-calibrate the sharing set forth in Schedules 5.04(a), 5.04(b), and 5.01(d)(1) hereto so that there will be no increase in the dollars paid by the Saks Companies to HSBC for the Saks Companies’ share of Gross Charge-Offs net of recoveries under Schedule 5.01(d)(1) hereto, and no reduction of dollars paid by HSBC to the Saks Companies as incremental revenue share under Schedules 5.04(a) and 5.04(b) hereto. An example of such re-calibration is set forth in Schedule 3.04(a)(i) hereto.”

5. Section 3.03(g) of the Agreement shall be deleted and replaced by the following:

“Notwithstanding anything to the contrary contained herein, HSBC shall offer a promotional program, currently called a Major Purchase account (as referenced at subsection (i) of the definition of “Special Credit Card Program” in the Agreement) during the Term to Cardholders and qualifying Applicants in accordance with the terms specified in the Underwriting and Credit Policy; provided, however, the offer of Major Purchase accounts shall be further subject to the terms set forth in Schedule 3.03(g) hereto. All settlements of funds pursuant to the preceding sentence shall occur on an annual basis within 30 days after the end of the year or at the end of the Term, whichever is sooner. HSBC shall, no later than February 22, 2010, create and implement replacement program(s) in accordance with the terms specified in the Underwriting and Credit Policy which, to the fullest extent possible, service similar consumers and address similar preferences as the Major Purchase accounts.”

6. Added as new Section 3.06(r) of the Agreement shall be the following:

“Technical Enhancements. HSBC shall implement, in good faith, technical enhancements that the Saks Companies and HSBC agree will result in improved loss performance in the Accounts.”

7. Added as new Section 3.13 of the Agreement shall be the following:

“Further Structural Changes. Unless otherwise agreed to by the Parties, there shall be no further Structural Changes through the end of the Term.”

8. The first sentence of Section 3.04(c) of the Agreement shall be deleted and replaced by the following:

“In accordance with and subject to Section 3.03(c), HSBC shall have ultimate decision-making authority – to be exercised in good faith – over the provisions of the Underwriting and Credit Policy and or Service and Collection Policy concerning the following issues:”.

9. Added to the end of existing Section 3.03 of the Agreement shall be the following:

“(i) By June 1 of each year, HSBC shall provide to the Saks Companies a written analysis that shows how adjusting credit underwriting in terms of a more relaxed credit underwriting decision tree would impact approval rate, loss rate, and sales. At the Saks Companies’ request, which HSBC shall not unreasonably deny, HSBC shall provide to the Saks Companies one additional such written analysis per year. At the Saks Companies’ request, HSBC shall participate in a regular meeting of the Operating Committee for the purpose of discussing in good faith any such written analysis provided by HSBC to the Saks Companies, and of reviewing and considering in good faith whether to reverse in whole or in part any of the changes to the Underwriting and Credit Policy, including, but not limited to, any of the changes set forth in Schedule 3.03(i) hereto. At the Saks Companies’ request, either at or in advance of or following such a meeting, HSBC shall provide further information and analysis (including in written form) to the Saks Companies so as to allow the Parties to continue assessing any written analysis provided by HSBC to the Saks Companies, and reviewing and considering in good faith whether to reverse in whole or in part any of the changes to the Underwriting and Credit Policy, including, but not limited to, any of the changes set forth in Schedule 3.03(i) hereto.

10. Section 5.02 of the Agreement shall be deleted and replaced by the following:

“The Parties have agreed to address counterparty risk according to the terms and conditions set forth in Schedule 5.02 hereto.”

11. Section 2.04(b) of the Agreement shall be deleted and replaced by the following:

“Commencing on the first day of the Saks Companies’ 2010 fiscal year, HSBC shall pay to the Saks Companies a Marketing Contribution of (i) $750,000, quarterly, multiplied by the prior month’s CPI Adjustment, with payments due on March 1, June 1, September 1, and December 1 of the Saks Companies’ 2010 fiscal year, and in each of the Saks Companies’ subsequent fiscal years, and (ii) on an annual basis, 0.12% multiplied by the LTM Net Volume from the previous year of the Program, with payments due on April 15 of the Saks Companies’ 2010 fiscal year, and on each anniversary thereof. The Saks Companies shall use the Marketing Contribution for the marketing of the Credit Card Business.”

12. Section 12.07 of the Agreement shall be deleted and replaced by the following:

“Notices. All notices, requests, demands, and other communications which are required or permitted to be given under the Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or receipt thereof, as the case may be, sent by registered or certified mail, return receipt requested, via overnight delivery service, postage prepaid, or by facsimile transmission (receipt confirmed) to:

(a) In the case of the Saks Companies:

Saks Incorporated

3455 Highway 80 West

Jackson, MS 39209

Attn: Executive Vice President, Service Operations/CIO

With a copy to:

Saks Incorporated

12 East 49th Street

New York, NY 10017

Attn: General Counsel

(b) In the case of HSBC:

“HSBC Bank Nevada, N.A.

26525 N. Riverwoods Blvd

Mettawa, IL 60045

Attn: Chief Financial Officer

With a copy to:

HSBC Bank Nevada, N.A.

26525 N. Riverwoods Blvd

Mettawa, IL 60045

Attn: General Counsel”

13. The Parties each reserve all of their rights under the Agreement, and nothing in the Amendment shall be construed as a waiver of any of those rights.

14. To the extent the provisions of the Amendment are inconsistent with the Agreement, the Amendment shall govern.

15. The Amendment shall supersede all prior communications concerning the subject matter hereof (including, without limitation, the May 15, 2009 letter-agreement between the Parties) and shall be binding upon and inure to the benefit of the Parties, their respective successors, and their assigns.

16. All capitalized terms not otherwise defined in the Amendment shall have the same meaning afforded them in the Agreement.

17. Except as amended by the Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

18. The Amendment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute the Amendment as of the date first written above.

SAKS INCORPORATED

By:	/s/ Michael Rodgers
	Name:	Michael Rodgers
	Title:	Executive Vice President
Service Operations/CIO

JACKSON OFFICE PROPERTIES, INC. (“SERVICER”), SUCCESSOR IN INTEREST TO McRAE’S, INC.

By:	/s/ Michael Rodgers
	Name:	Michael Rodgers
	Title:	Executive Vice President
& Assistant Secretary

HSBC BANK NEVADA, N.A.

By:	/s/ Brian D. Hughes
	Name:	Brian D. Hughes
	Title:	Executive Vice President